Exhibit 99.1

Tenneco Reports Third Quarter Financial Results

  Record third quarter revenue of $1.8 billion
  Record third quarter EBIT of $111 million
  Cash from operations up 48% year-over-year to $118 million

LAKE FOREST, Ill.--(BUSINESS WIRE)--October 25, 2012--Tenneco Inc. (NYSE: TEN) reported third quarter net income of $125 million, or $2.05 per diluted share, which includes a benefit of $74 million, or $1.22 per diluted share, primarily related to the reversal of a U.S. tax valuation allowance. On an adjusted basis, net income rose to $52 million, or 85-cents per diluted share, compared with $42 million, or 67-cents per diluted share, a year ago.

Adjusted third quarter 2012 and 2011 results:
(millions except per share amounts)
	Q3 2012				Q3 2011
	EBITDA*	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA*	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures	$160	$111	$125	$2.05	$135	$84	$30	$0.49

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	7	7	4	0.07	4	4	3	0.05
Pullman recoveries	(5)	(5)	(3)	(0.05)
Goodwill impairment charge	-	-	-	-	11	11	7	0.11
Net tax adjustments	-	-	(74)	(1.22)	-	-	2	0.02

Non-GAAP earnings measures	$162	$113	$52	$0.85	$150	$99	$42	$0.67

*EBITDA including noncontrolling interests (EBIT before depreciation and amortization)
In addition to the information set forth above, the tables at the end of this press release reconcile GAAP results to non-GAAP results

Third quarter 2012 adjustments:

  Restructuring and related expenses of $7 million pre-tax, or 7-cents per diluted share;
  EBIT benefit of $5 million, or 5-cents per diluted share, from property recoveries related to transactions originated by The Pullman Company before being acquired by Tenneco in 1996;
  Net tax benefit of $74 million, or $1.22 per diluted share, primarily related to the reversal of the tax valuation allowance on the company’s U.S. net operating loss position and recording a tax valuation allowance in Spain for tax credits that may not be utilized due to tax losses there.

Third quarter 2011 adjustments:

  Restructuring and related expenses of $4 million pre-tax, or 5-cents per diluted share;
  Non-cash goodwill impairment charge of $11 million pre-tax, or 11-cents per diluted share, related to the Australian operations;
  Net tax charges of $2 million or 2-cents per diluted share, primarily related to tax adjustments based on filed tax returns.

Revenue

Total revenue in the quarter was $1.778 billion, compared with $1.773 billion in third quarter 2011. Revenue excluding substrate sales and currency increased 6% to $1.462 billion, versus $1.373 billion a year ago. The revenue increase was driven primarily by strong OE light vehicle production volumes in North America and China and incremental commercial vehicle revenue. In the third quarter, total OE commercial and specialty vehicle revenue increased 8% year-over-year to $184 million, and represented approximately 10% of total revenue.

EBIT and EBIT Margin

EBIT (earnings before interest, taxes and noncontrolling interests) increased 32% to $111 million compared with $84 million in third quarter 2011. Adjusted EBIT was $113 million versus $99 million, a 14% increase. EBIT includes a negative currency impact of $2 million. The improved EBIT results were driven by stronger light vehicle volumes in North America and China, incremental commercial vehicle revenue and effective operational cost control.

The company reported the following EBIT as a percent of revenue and EBIT as a percent of value-add revenue (revenue excluding substrate sales).

	Q3 2012	Q3 2011
EBIT as a percent of revenue	6.2%	4.7%
EBIT as a percent of value-add revenue	8.0%	6.1%

Adjusted EBIT as a percent of revenue	6.4%	5.6%
Adjusted EBIT as a percent of value-add revenue	8.1%	7.2%

Cash

Cash generated from operations was $118 million in the quarter, a 48% year-over-year improvement from $80 million. The strong performance was driven by higher earnings and effective working capital management, particularly in inventories.

Tenneco continues to strategically invest in growth with capital expenditures in the quarter of $65 million, up from $50 million the prior year. The majority of spending was to support OE light and commercial vehicle program launches and new customer growth.

Debt

Tenneco’s net debt at September 30, 2012 was $1.138 billion, versus $1.141 billion the prior year. The leverage ratio (net debt to adjusted LTM EBITDA including noncontrolling interests) improved to 1.8x, versus 1.9x a year ago.

“Our North America and China operations drove revenue growth this quarter as we successfully capitalized on stronger light vehicle production volumes and benefited from higher global commercial vehicle revenue versus a year ago,” said Gregg Sherrill, chairman and CEO, Tenneco. “We delivered higher earnings and very good margins despite facing economic headwinds in Europe and South America. We also had a strong cash quarter on the strength of our earnings and working capital improvements."

THIRD QUARTER REPORTING SEGMENTS

NORTH AMERICA
(millions except percents)	Q3 12 Revenues	% Change vs. Q3 11	Q3 12 Revenues Excluding Currency & Substrate Sales	% Change vs. Q3 11
North America Original Equipment
Ride Control	$160	7%	$160	7%
Emission Control	537	7%	310	13%
Total North America Original Equipment	697	7%	470	11%

North America Aftermarket
Ride Control	139	5%	138	4%
Emission Control	55	(8%)	55	(8%)
Total North America Aftermarket	194	1%	193	0%

Total North America	$891	6%	$663	7%

North America EBIT increased to $77 million from $46 million one year ago. On an adjusted basis, EBIT was $72 million versus $46 million, a 57% increase. EBIT includes a favorable currency impact of $8 million year-over-year. EBIT performance was driven primarily by significant operational improvement in the North America OE ride control business, leveraging higher light vehicle volumes in both OE businesses and incremental commercial vehicle revenue.

EUROPE, SOUTH AMERICA AND INDIA
(millions except percents)	Q3 12 Revenues	% Change vs. Q3 11	Q3 12 Revenues Excluding Currency & Substrate Sales	% Change vs. Q3 11
Europe Original Equipment
Ride Control	$112	(20%)	$125	(10%)
Emission Control	328	(2%)	235	8%
Total Europe Original Equipment	440	(7%)	360	1%

Europe Aftermarket
Ride Control	50	(9%)	56	(2%)
Emission Control	29	(19%)	32	(12%)
Total Europe Aftermarket	79	(13%)	88	(3%)

South America & India	140	(14%)	144	5%

Total Europe, South America & India	$659	(9%)	$592	1%

Declining Europe aftermarket sales, lower volumes in the Europe OE ride control business and South America and a negative currency impact of $9 million, primarily in Brazil, contributed to a decrease in EBIT for Europe, South America and India. EBIT for the segment was $13 million compared with $36 million a year ago. On an adjusted basis, EBIT was $20 million versus $37 million.

ASIA PACIFIC
(millions except percents)	Q3 12 Revenues	% Change vs. Q3 11	Q3 12 Revenues Excluding Currency & Substrate Sales	% Change vs. Q3 11
Asia	$186	17%	$167	27%

Australia	42	(5%)	40	(2%)

Total Asia Pacific	$228	12%	$207	20%

Asia Pacific EBIT rose to $21 million compared with $2 million last year. The year-over-year comparison reflects a goodwill impairment charge of $11 million and restructuring charge of $3 million taken in third quarter 2011. On an adjusted basis, EBIT was $21 million versus $16 million, a 31% improvement. The EBIT increase was driven by strong volumes in China on current and new platforms, and the benefit from restructuring and operating improvements in Australia. Currency had a $1 million negative impact on Asia Pacific segment EBIT.

OUTLOOK

According to IHS Automotive forecasts, fourth quarter industry light vehicle production in the markets where Tenneco operates will be essentially flat year-over-year. Industry production in North America and China is forecasted to strengthen in the fourth quarter versus last year while Europe is expected to decline.

In North America, the company expects to leverage stronger industry light vehicle production volumes to drive year-over-year revenue growth. North America aftermarket revenue is expected to be in line with a strong fourth quarter a year ago.

Tenneco’s operations in China will drive results for the Asia Pacific region as the company expects fourth quarter revenue to increase versus last year. Tenneco’s strong position with market-leading OE customers in China and a forecasted rise in industry light vehicle production will drive the increase.

In the Europe, South America and India segment, Tenneco expects sustained economic weakness in Europe to negatively impact the segment results. According to IHS Automotive, Europe industry light vehicle production is forecasted to decline 10% in the fourth quarter. While Tenneco enjoys a strong customer and platform position, the company anticipates lower year-over-year revenue in both OE businesses due to the industry decline. Economic weakness throughout the region will also continue to impact the Europe aftermarket. In light of this weak industry environment, the company announced in the third quarter its intention to close an aftermarket manufacturing facility in Vittaryd, Sweden, which would eliminate 122 positions. This is a first step in Tenneco’s plans to further reduce fixed costs and better align its operations with the market in response to the ongoing economic challenges in Europe.

As the company has previously indicated, commercial vehicle markets around the world continue to be softer than anticipated and this weakness is expected to continue. For the fourth quarter, Tenneco estimates that revenue from its commercial and specialty vehicle business will be about even with the third quarter, which would result in approximately a 25% year-over-year increase in commercial vehicle revenue for the full year.

Tenneco is launching a strong book of business with leading commercial vehicle customers worldwide, which positions the company to capitalize on stronger volumes when industry production recovers. In the third quarter, the company further strengthened its position with the opening of its first manufacturing facility in Japan to supply diesel aftertreatment systems to Kubota, a leading global manufacturer of commercial vehicle engines and equipment. Tenneco also announced that it will supply Scania with Euro VI on-road diesel aftertreatment systems in Europe and diesel aftertreatment in South America.

Attachment 1
Statements of Income – 3 Months
Statements of Income – 9 Months
Balance Sheets
Statements of Cash Flows – 3 Months
Statements of Cash Flows – 9 Months

Attachment 2
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 9 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 9 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 9 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months and 9 Months
Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 Months and 9 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months and 9 Months

CONFERENCE CALL

The company will host a conference call on Thursday, October 25, 2012 at 9:00 a.m. ET. The dial-in number is 888-790-1831 (domestic) or 312-470-0022 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.tenneco.com. A recording of the call will be available one hour following completion of the call on October 25, 2012 through November 25, 2012. To access this recording, dial 888-566-0494 (domestic) or 402-998-0655 (international). The purpose of the call is to discuss the company’s operations for the quarter, as well as other matters that may impact the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

Tenneco is a $7.2 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 24,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of emission control and ride control products and systems for automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco markets its products principally under the Monroe®, Walker® and Clevite®Elastomer brand names.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” ”projects,” “will,” and “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) general economic, business and market conditions;

(ii) the company’s ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;

(iii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;

(iv) changes in consumer demand, prices and the company’s ability to have our products included on top selling vehicles, including any shifts in consumer preferences to lower margin vehicles, for which we may or may not have supply arrangements;

(v) changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for the company's products such as the significant production cuts during recent years by automotive manufacturers in response to difficult economic conditions;

(vi) the overall highly competitive nature of the automobile and commercial vehicle parts industries, and any resultant inability to realize the sales represented by the company’s awarded book of business which is based on anticipated pricing and volumes over the life of the applicable program;

(vii) the loss of any of our large original equipment manufacturer (“OEM”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OEMs or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;

(viii) workforce factors such as strikes or labor interruptions;

(ix) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(x) the negative impact of higher fuel prices on transportation and logistics costs, raw material costs and discretionary purchases of vehicles or aftermarket products;

(xi) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector and longer product lives of automobile parts;

(xii) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans;

(xiii) product warranty costs;

(xiv) the cost and outcome of existing and any future legal proceedings;

(xv) economic, exchange rate and political conditions in the countries where we operate or sell our products;

(xvi) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xvii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xviii) changes in accounting estimates and assumptions, including changes based on additional information;

(xix) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals, as well as the impact of the enforcement of, changes to or compliance with laws and regulations, including those pertaining to environmental concerns, pensions or other regulated activities;

(xx) natural disasters, acts of war and/or terrorism and the impact of these occurrences or acts on economic, financial, industrial and social condition, including, without limitation, with respect to supply chains and customer demand in the countries where the company operates; and

(xxi) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2011.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
THREE MONTHS ENDED SEPTEMBER 30,
(Millions except per share amounts)

	2012		2011
Net sales and operating revenues	$1,778		$1,773

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	1,494	(a)	1,492	(d)
Goodwill impairment charge	-		11	(e)
Engineering, research and development	28		32
Selling, general and administrative	94	(a) (b)	101
Depreciation and amortization of other intangibles	49		51
Total costs and expenses	1,665		1,687

Loss on sale of receivables	(1)		(1)
Other income (expense)	(1)		(1)
Total other income (expense)	(2)		(2)

Earnings before interest expense, income taxes, and noncontrolling interests
North America	77	(b)	46
Europe, South America & India	13	(a)	36	(d)
Asia Pacific	21		2	(d) (e)
	111		84

Interest expense (net of interest capitalized)	21		27
Earnings before income taxes and noncontrolling interests	90		57

Income tax expense (benefit)	(42)	(c)	21	(f)
Net income	132		36

Less: Net income attributable to noncontrolling interests	7		6
Net income attributable to Tenneco Inc.	$125		$30

Weighted average common shares outstanding:
Basic	59.8		59.8
Diluted	60.9		61.5

Earnings per share of common stock:
Basic	$2.09		$0.51
Diluted	$2.05		$0.49

(a) Includes restructuring and related charges of $7 million pre-tax, $4 million after tax or $0.07 per diluted share. Of the adjustment $4 million is recorded in cost of sales and $3 million is recorded in selling, general and administrative expenses. Geographically, the entire amount is recorded in Europe, South America and India.
(b) Includes a benefit of $5 million pre-tax, $3 million after tax or 5-cents per diluted share, from property recoveries related to transactions originated by The Pullman Company before being acquired by Tenneco in 1996.
(c) Includes net tax benefits of $74 million or $1.22 per diluted share primarily related to the reversal of the tax valuation allowance on the company’s U.S. net operating loss position and recording a tax valuation allowance in Spain for tax credits that may not be utilized due to tax losses there.
(d) Includes restructuring and related charges of $4 million pre-tax, $3 million after tax or $0.05 per diluted share, which is recorded in cost of sales. Geographically, $1 million is recorded in Europe, South America and India and $3 million in Asia Pacific.
(e) Represents Goodwill impairment charge recorded in Australia of $11 million pre-tax, $7 million after tax or $0.11 per diluted share.
(f) Includes net tax charges of $2 million or $0.02 per diluted share related to losses in certain foreign jurisdictions and adjustments to tax estimates offset partially by the benefit of U.S. taxable income with no related tax expense due to the company's net operating loss carryforward.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
NINE MONTHS ENDED SEPTEMBER 30,
(Millions except per share amounts)

	2012		2011
Net sales and operating revenues	$5,610		$5,421

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	4,696	(a)	4,523	(e)
Goodwill impairment charge	-		11	(f)
Engineering, research and development	94		102
Selling, general and administrative	321	(a) (b)	328
Depreciation and amortization of other intangibles	148		156
Total costs and expenses	5,259		5,120

Loss on sale of receivables	(3)		(4)
Other income (expense)	(4)		(6)
Total other income (expense)	(7)		(10)

Earnings before interest expense, income taxes, and noncontrolling interests
North America	234	(b)	170	(e)
Europe, South America & India	62	(a)	97	(e)
Asia Pacific	48		24	(e) (f)
	344		291

Interest expense (net of interest capitalized)	84	(c)	81	(g)
Earnings before income taxes and noncontrolling interests	260		210

Income tax expense (benefit)	(3)	(d)	65	(h)
Net income	263		145

Less: Net income attributable to noncontrolling interests	21		18
Net income attributable to Tenneco Inc.	$242		$127

Weighted average common shares outstanding:
Basic	60.0		59.9
Diluted	61.3		61.7

Earnings per share of common stock:
Basic	$4.04		$2.12
Diluted	$3.95		$2.06

(a) Includes restructuring and related charges of $10 million pre-tax, $6 million after tax or $0.10 per diluted share. Of the adjustment $7 million is recorded in cost of sales and $3 million is recorded in selling, general and administrative expenses. Geographically, the entire amount is recorded in Europe, South America and India.
(b) Includes a benefit of $5 million pre-tax, $3 million after tax or 5-cents per diluted share, from property recoveries related to transactions originated by The Pullman Company before being acquired by Tenneco in 1996.
(c) Includes pre-tax expenses of $18 million, $12 million after tax or $0.19 per share for costs related to refinancing activities.
(d) Includes net tax benefits of $94 million or $1.54 per diluted share primarily related to the reversal of the tax valuation allowance on the company’s U.S. net operating loss position and recording a tax valuation allowance in Spain for tax credits that may not be utilized due to tax losses there.
(e) Includes restructuring and related charges of $7 million pre-tax, $5 million after tax or $0.08 per diluted share, which is recorded in cost of sales. Geographically, $1 million is recorded in North America, $3 million in Europe, South America and India and $3 million in Asia Pacific.
(f) Represents Goodwill impairment charge recorded in Australia of $11 million pre-tax, $7 million after tax or $0.11 per diluted share.
(g) Includes pre-tax expenses of $1 million, $1 million after tax or $0.01 per share for costs related to refinancing activities.
(h) Includes net tax benefits of $9 million or $0.14 per diluted share primarily related to U.S. taxable income with no associated tax expense due to the company's net operating loss carryforward and income generated in lower tax rate jurisdictions, partially offset by adjustments to prior years' tax estimates and the impact of recording a valuation allowance against the tax benefit for losses in certain foreign jurisdictions.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

	September 30, 2012		December 31, 2011

Assets

Cash and cash equivalents	$207		$214

Receivables, net	1,131	(a)	980	(a)

Inventories	672		592

Other current assets	263		193

Investments and other assets	341		311

Plant, property, and equipment, net	1,088		1,047

Total assets	$3,702		$3,337

Liabilities and Shareholders' Equity

Short-term debt	$134		$66

Accounts payable	1,188		1,171

Accrued taxes	57		44

Accrued interest	14		13

Other current liabilities	288		276

Long-term debt	1,211	(b)	1,158	(b)

Deferred income taxes	41		51

Deferred credits and other liabilities	472		503

Redeemable noncontrolling interests	13		12

Tenneco Inc. shareholders' equity	242		-

Noncontrolling interests	42		43

Total liabilities, redeemable noncontrolling interests and shareholders' equity	$3,702		$3,337

	September 30, 2012		December 31, 2011
(a) Accounts Receivables net of:
Europe - Accounts receivables securitization programs	$134		$121

	September 30, 2012		December 31, 2011
(b) Long term debt composed of:
Borrowings against revolving credit facilities	$233		$24
Term loan A (Due 2017)	244		-
Term loan B (Due 2016)	-		148
8.125% senior notes (Due 2015)	-		250
7.75% senior notes (Due 2018)	225		225
6.875% senior notes (Due 2020)	500		500
Other long term debt	9		11

	$1,211		$1,158

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	September 30,
	2012	2011

Operating activities:
Net income	$132	$36
Adjustments to reconcile net income to net cash provided by operating activities -
Goodwill impairment charge	-	11
Depreciation and amortization of other intangibles	49	51
Stock-based compensation	2	2
Deferred income taxes	(87)	2
Loss on sale of assets	1	2
Changes in components of working capital-
(Inc.)/dec. in receivables	55	(24)
(Inc.)/dec. in inventories	2	(25)
(Inc.)/dec. in prepayments and other current assets	(1)	6
Inc./(dec.) in payables	(50)	25
Inc./(dec.) in accrued taxes	19	(7)
Inc./(dec.) in accrued interest	5	9
Inc./(dec.) in other current liabilities	-	(2)
Changes in long-term assets	-	1
Changes in long-term liabilities	(13)	(10)
Other	4	3
Net cash provided by operating activities	118	80

Investing activities:
Proceeds from sale of assets	1	-
Cash payments for plant, property & equipment	(70)	(50)
Cash payments for software-related intangible assets	(3)	(4)
Net cash used by investing activities	(72)	(54)

Financing activities:
Purchase of common stock under the share repurchase program	-	(5)
Issuance of long-term debt	-	1
Retirement of long-term debt	(3)	-
Net inc./(dec.) in bank overdrafts	2	(5)
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on long-term debt and short-term borrowings secured by accounts receivable	(19)	20
Capital contribution from noncontrolling interest partner	4	-
Purchase of additional noncontrolling equity interest	-	(4)
Distribution to noncontrolling interest partners	(9)	(10)
Net cash used by financing activities	(25)	(3)

Effect of foreign exchange rate changes on cash and cash equivalents	5	(21)

Increase in cash and cash equivalents	26	2
Cash and cash equivalents, July 1	181	161
Cash and cash equivalents, September 30	$207	$163

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$16	$18
Cash paid during the period for income taxes (net of refunds)	18	25

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$25	$23

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Nine Months Ended
	September 30,
	2012	2011

Operating activities:
Net income	$263	$145
Adjustments to reconcile net income to net cash provided (used) by operating activities -
Goodwill impairment charge	-	11
Depreciation and amortization of other intangibles	148	156
Stock-based compensation	9	6
Deferred income taxes	(94)	(3)
Loss on sale of assets	3	3
Changes in components of working capital-
(Inc.)/dec. in receivables	(157)	(314)
(Inc.)/dec. in inventories	(81)	(85)
(Inc.)/dec. in prepayments and other current assets	(40)	(18)
Inc./(dec.) in payables	36	159
Inc./(dec.) in accrued taxes	37	(7)
Inc./(dec.) in accrued interest	1	9
Inc./(dec.) in other current liabilities	15	15
Changes in long-term assets	9	(2)
Changes in long-term liabilities	(35)	(31)
Other	5	-
Net cash provided by operating activities	119	44

Investing activities:
Proceeds from sale of assets	2	4
Cash payments for plant, property & equipment	(195)	(145)
Cash payments for software-related intangible assets	(10)	(10)
Net cash used by investing activities	(203)	(151)

Financing activities:
Purchase of common stock under the share repurchase program	(18)	(16)
Issuance of long-term debt	250	5
Debt issuance costs on long-term debt	(13)	(1)
Retirement of long-term debt	(406)	(23)
Net inc./(dec.) in bank overdrafts	2	3
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on long-term debt and short-term borrowings secured by accounts receivable	217	108
Net inc./(dec.) in short-term borrowings secured by accounts receivable	60	-
Capital contribution from noncontrolling interest partner	5	1
Purchase of additional noncontrolling equity interest	-	(4)
Distribution to noncontrolling interest partners	(27)	(20)
Net cash provided by financing activities	70	53

Effect of foreign exchange rate changes on cash and cash equivalents	7	(16)

Decrease in cash and cash equivalents	(7)	(70)
Cash and cash equivalents, January 1	214	233
Cash and cash equivalents, September 30	$207	$163

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$75	$71
Cash paid during the period for income taxes (net of refunds)	54	58

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$25	$23

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	Q3 2012
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$125

Net income attributable to noncontrolling interests				7

Net income				132

Income tax benefit				(42)

Interest expense (net of interest capitalized)				21

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$77	$13	$21	111

Depreciation and amortization of other intangibles	22	20	7	49

Total EBITDA including noncontrolling interests (2)	$99	$33	$28	$160

	Q3 2011
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$30

Net income attributable to noncontrolling interests				6

Net income				36

Income tax expense				21

Interest expense (net of interest capitalized)				27

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$46	$36	$2	84

Depreciation and amortization of other intangibles	24	21	6	51

Total EBITDA including noncontrolling interests (2)	$70	$57	$8	$135

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	Q3 2012				Q3 2011
	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures	$160	$111	$125	$2.05	$135	$84	$30	$0.49

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	7	7	4	0.07	4	4	3	0.05
Pullman recoveries (4)	(5)	(5)	(3)	(0.05)
Goodwill impairment charge (5)	-	-	-	-	11	11	7	0.11
Net tax adjustments	-	-	(74)	(1.22)	-	-	2	0.02

Non-GAAP earnings measures	$162	$113	$52	$0.85	$150	$99	$42	$0.67

					Q3 2012
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$77	$13	$21	$111
Restructuring and related expenses					-	7	-	7
Pullman recoveries (4)					(5)	-	-	(5)
Adjusted EBIT					$72	$20	$21	$113

					Q3 2011
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$46	36	$2	$84
Restructuring and related expenses					-	1	3	4
Goodwill impairment charge (5)					-	-	11	11
Adjusted EBIT					$46	$37	$16	$99

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the third quarters of 2012 and 2011 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Benefit from property recoveries related to transactions originated by The Pullman Company before being acquired by Tenneco in 1996.

(5) Non-cash asset impairment charge related to goodwill for Australia.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	YTD 2012
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$242

Net income attributable to noncontrolling interests				21

Net income				263

Income tax benefit				(3)

Interest expense (net of interest capitalized)				84

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$234	$62	$48	344

Depreciation and amortization of other intangibles	67	62	19	148

Total EBITDA including noncontrolling interests (2)	$301	$124	$67	$492

	YTD 2011
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$127

Net income attributable to noncontrolling interests				18

Net income				145

Income tax expense				65

Interest expense (net of interest capitalized)				81

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$170	$97	$24	291

Depreciation and amortization of other intangibles	71	67	18	156

Total EBITDA including noncontrolling interests (2)	$241	$164	$42	$447

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	YTD 2012				YTD 2011
	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures	$ 492	$ 344	$ 242	$ 3.95	$ 447	$ 291	$ 127	$ 2.06

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	10	10	6	0.10	7	7	5	0.08
Pullman recoveries (4)	(5)	(5)	(3)	(0.05)
Goodwill impairment charge (5)	-	-	-	-	11	11	7	0.11
Costs related to refinancing	-	-	12	0.19	-	-	1	0.01
Net tax adjustments	-	-	(94)	(1.54)	-	-	(9)	(0.14)

Non-GAAP earnings measures	$ 497	$ 349	$ 163	$ 2.65	$ 465	$ 309	$ 131	$ 2.12

					YTD 2012
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$ 234	$ 62	$ 48	$ 344
Restructuring and related expenses					-	10	-	10
Pullman recoveries (4)					(5)	-	-	(5)
Adjusted EBIT					$ 229	$ 72	$ 48	$ 349

					YTD 2011
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$ 170	97	$ 24	$ 291
Restructuring and related expenses					1	3	3	7
Goodwill impairment charge (5)					-	-	11	11
Adjusted EBIT					$ 171	$ 100	$ 38	$ 309

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the first nine months of 2012 and 2011 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Benefit from property recoveries related to transactions originated by The Pullman Company before being acquired by Tenneco in 1996.

(5) Non-cash asset impairment charge related to goodwill for Australia.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q3 2012
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$160	$-	$160	$-	$160
Emission Control	537	-	537	227	310
Total North America Original Equipment	697	-	697	227	470

North America Aftermarket
Ride Control	139	1	138	-	138
Emission Control	55	-	55	-	55
Total North America Aftermarket	194	1	193	-	193

Total North America	891	1	890	227	663

Europe Original Equipment
Ride Control	112	(13)	125	-	125
Emission Control	328	(38)	366	131	235
Total Europe Original Equipment	440	(51)	491	131	360

Europe Aftermarket
Ride Control	50	(6)	56	-	56
Emission Control	29	(3)	32	-	32
Total Europe Aftermarket	79	(9)	88	-	88

South America & India	140	(28)	168	24	144

Total Europe, South America & India	659	(88)	747	155	592

Asia	186	2	184	17	167

Australia	42	(1)	43	3	40

Total Asia Pacific	228	1	227	20	207

Total Tenneco Inc.	$1,778	$(86)	$1,864	$402	$1,462

	Q3 2011
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$149	$-	$149	$-	$149
Emission Control	500	-	500	225	275
Total North America Original Equipment	649	-	649	225	424

North America Aftermarket
Ride Control	133	-	133	-	133
Emission Control	60	-	60	-	60
Total North America Aftermarket	193	-	193	-	193

Total North America	842	-	842	225	617

Europe Original Equipment
Ride Control	138	-	138	-	138
Emission Control	335	-	335	117	218
Total Europe Original Equipment	473	-	473	117	356

Europe Aftermarket
Ride Control	57	-	57	-	57
Emission Control	35	-	35	-	35
Total Europe Aftermarket	92	-	92	-	92

South America & India	162	-	162	26	136

Total Europe, South America & India	727	-	727	143	584

Asia	159	-	159	28	131

Australia	45	-	45	4	41

Total Asia Pacific	204	-	204	32	172

Total Tenneco Inc.	$1,773	$-	$1,773	$400	$1,373

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	YTD 2012
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$504	$(2)	$506	$-	$506
Emission Control	1,771	-	1,771	773	998
Total North America Original Equipment	2,275	(2)	2,277	773	1,504

North America Aftermarket
Ride Control	437	1	436	-	436
Emission Control	161	-	161	-	161
Total North America Aftermarket	598	1	597	-	597

Total North America	2,873	(1)	2,874	773	2,101

Europe Original Equipment
Ride Control	381	(39)	420	-	420
Emission Control	1,060	(113)	1,173	409	764
Total Europe Original Equipment	1,441	(152)	1,593	409	1,184

Europe Aftermarket
Ride Control	150	(19)	169	-	169
Emission Control	81	(8)	89	-	89
Total Europe Aftermarket	231	(27)	258	-	258

South America & India	429	(71)	500	68	432

Total Europe, South America & India	2,101	(250)	2,351	477	1,874

Asia	518	(2)	520	59	461

Australia	118	(2)	120	8	112

Total Asia Pacific	636	(4)	640	67	573

Total Tenneco Inc.	$5,610	$(255)	$5,865	$1,317	$4,548

	YTD 2011
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$462	$-	$462	$-	$462
Emission Control	1,546	-	1,546	720	826
Total North America Original Equipment	2,008	-	2,008	720	1,288

North America Aftermarket
Ride Control	405	-	405	-	405
Emission Control	154	-	154	-	154
Total North America Aftermarket	559	-	559	-	559

Total North America	2,567	-	2,567	720	1,847

Europe Original Equipment
Ride Control	428	-	428	-	428
Emission Control	1,096	-	1,096	374	722
Total Europe Original Equipment	1,524	-	1,524	374	1,150

Europe Aftermarket
Ride Control	171	-	171	-	171
Emission Control	109	-	109	-	109
Total Europe Aftermarket	280	-	280	-	280

South America & India	481	-	481	81	400

Total Europe, South America & India	2,285	-	2,285	455	1,830

Asia	445	-	445	73	372

Australia	124	-	124	10	114

Total Asia Pacific	569	-	569	83	486

Total Tenneco Inc.	$5,421	$-	$5,421	$1,258	$4,163

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q3 2012 vs. Q3 2011 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Revenues Excluding Currency and Substrate Sales	% Change
North America Original Equipment
Ride Control	$11	7%	$11	7%
Emission Control	37	7%	35	13%
Total North America Original Equipment	48	7%	46	11%

North America Aftermarket
Ride Control	6	5%	5	4%
Emission Control	(5)	(8%)	(5)	(8%)
Total North America Aftermarket	1	1%	-	0%

Total North America	49	6%	46	7%

Europe Original Equipment
Ride Control	(26)	(20%)	(13)	(10%)
Emission Control	(7)	(2%)	17	8%
Total Europe Original Equipment	(33)	(7%)	4	1%

Europe Aftermarket
Ride Control	(7)	(9%)	(1)	(2%)
Emission Control	(6)	(19%)	(3)	(12%)
Total Europe Aftermarket	(13)	(13%)	(4)	(3%)

South America & India	(22)	(14%)	8	5%

Total Europe, South America & India	(68)	(9%)	8	1%

Asia	27	17%	36	27%

Australia	(3)	(5%)	(1)	(2%)

Total Asia Pacific	24	12%	35	20%

Total Tenneco Inc.	$5	0%	$89	6%

	YTD Q3 2012 vs. YTD Q3 2011 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Revenues Excluding Currency and Substrate Sales	% Change
North America Original Equipment
Ride Control	$42	9%	$44	9%
Emission Control	225	15%	172	21%
Total North America Original Equipment	267	13%	216	17%

North America Aftermarket
Ride Control	32	8%	31	8%
Emission Control	7	5%	7	5%
Total North America Aftermarket	39	7%	38	7%

Total North America	306	12%	254	14%

Europe Original Equipment
Ride Control	(47)	(11%)	(8)	(2%)
Emission Control	(36)	(3%)	42	6%
Total Europe Original Equipment	(83)	(5%)	34	3%

Europe Aftermarket
Ride Control	(21)	(12%)	(2)	(1%)
Emission Control	(28)	(26%)	(20)	(18%)
Total Europe Aftermarket	(49)	(17%)	(22)	(8%)

South America & India	(52)	(11%)	32	8%

Total Europe, South America & India	(184)	(8%)	44	2%

Asia	73	16%	89	24%

Australia	(6)	(4%)	(2)	0%

Total Asia Pacific	67	12%	87	18%

Total Tenneco Inc.	$189	3%	$385	9%

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of cash / Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

		Quarter Ended September 30,

		2012		2011

Total debt		$1,345		$1,304

Cash and cash equivalents		207		163

Debt net of cash balances (1)		$1,138		$1,141

Adjusted LTM EBITDA including noncontrolling interests (2) (3)		$637		$586

Ratio of debt net of cash balances to adjusted LTM EBITDA including noncontrolling interests (4)		1.8x		1.9x

	Q4 11	Q1 12	Q2 12	Q3 12	Q3 12 LTM

Net income attributable to Tenneco Inc.	$30	$30	$87	$125	$272

Net income attributable to noncontrolling interests	8	6	8	7	29

Income tax expense (benefit)	23	18	21	(42)	20

Interest expense (net of interest capitalized)	27	42	21	21	111

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	88	96	137	111	432

Depreciation and amortization of other intangibles	51	49	50	49	199

Total EBITDA including noncontrolling interests (2)	139	145	187	160	631

Restructuring and related expenses	1	1	2	7	11

Pullman recoveries (5)	-	-	-	(5)	(5)

Total Adjusted EBITDA including noncontrolling interest (3)	$140	$146	$189	$162	$637

	Q4 10	Q1 11	Q2 11	Q3 11	Q3 11 LTM

Net income (loss) attributable to Tenneco Inc.	$(18)	$47	$50	$30	$109

Net income attributable to noncontrolling interests	7	5	7	6	25

Income tax expense	24	14	30	21	89

Interest expense (net of interest capitalized)	49	28	26	27	130

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	62	94	113	84	353

Depreciation and amortization of other intangibles	53	51	54	51	209

Total EBITDA including noncontrolling interests (2)	115	145	167	135	562

Restructuring and related expenses	4	1	2	4	11

Goodwill impairment charge (6)	-	-	-	11	11

Pension charges (7)	2	-	-	-	2

Total Adjusted EBITDA including noncontrolling interest (3)	$121	$146	$169	$150	$586

(1) Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for- dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of cash to annual adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, annual adjusted EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of cash is presented as an indicator of our credit position and progress toward reducing our financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.

(5) Benefit from property recoveries related to transactions originated by The Pullman Company before being acquired by Tenneco in 1996.

(6) Non-cash asset impairment charge related to goodwill for Australia.

(7) Includes charges related to an actuarial loss for lump-sum pension payments.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions)

	Three Months Ended September 30,

	2012	2011

Original equipment revenues	$1,454	$1,434

Aftermarket revenues	324	339

Net sales and operating revenues	$1,778	$1,773

	Nine Months Ended September 30,

	2012	2011

Original equipment revenues	$4,631	$4,422

Aftermarket revenues	979	999

Net sales and operating revenues	$5,610	$5,421

(1) Generally Accepted Accounting Principles

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	Q3 2012				Q3 2011
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total
Net sales and operating revenues	$891	$659	$228	$1,778	$842	$727	$204	$1,773

Less: Substrate sales	227	139	20	386	225	143	32	400

Value-add revenues	$664	$520	$208	$1,392	$617	$584	$172	$1,373

EBIT	$77	$13	$21	$111	$46	$36	$2	$84

EBIT as a % of revenue	8.6%	2.0%	9.2%	6.2%	5.5%	5.0%	1.0%	4.7%
EBIT as a % of value-add revenue	11.6%	2.5%	10.1%	8.0%	7.5%	6.2%	1.2%	6.1%

Adjusted EBIT	$72	$20	$21	$113	$46	$37	$16	$99

Adjusted EBIT as a % of revenue	8.1%	3.0%	9.2%	6.4%	5.5%	5.1%	7.8%	5.6%
Adjusted EBIT as a % of value-add revenue	10.8%	3.8%	10.1%	8.1%	7.5%	6.3%	9.3%	7.2%

	YTD 2012				YTD 2011
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total
Net sales and operating revenues	$2,873	$2,101	$636	$5,610	$2,567	$2,285	$569	$5,421

Less: Substrate sales	773	429	69	1,271	720	455	83	1,258

Value-add revenues	$2,100	$1,672	$567	$4,339	$1,847	$1,830	$486	$4,163

EBIT	$234	$62	$48	$344	$170	$97	$24	$291

EBIT as a % of revenue	8.1%	3.0%	7.5%	6.1%	6.6%	4.2%	4.2%	5.4%
EBIT as a % of value-add revenue	11.1%	3.7%	8.5%	7.9%	9.2%	5.3%	4.9%	7.0%

Adjusted EBIT	$229	$72	$48	$349	$171	$100	$38	$309

Adjusted EBIT as a % of revenue	8.0%	3.4%	7.5%	6.2%	6.7%	4.4%	6.7%	5.7%
Adjusted EBIT as a % of value-add revenue	10.9%	4.3%	8.5%	8.0%	9.3%	5.5%	7.8%	7.4%

(1) Generally Accepted Accounting Principles

2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating our company's operational performance without the impact of such substrate sales.

CONTACT:
Tenneco Inc.
Media inquiries
Bill Dawson, 847 482-5807
bdawson@tenneco.com
or
Investor inquiries
Linae Golla, 847 482-5162
lgolla@tenneco.com